Exhibit 10.1

GI DYNAMICS, INC.

P.O. Box 51915

Boston, MA 02205

May 1, 2018

Crystal Amber Fund Limited

PO Box 225 – Heritage Hall

Le Marchant Street

St. Peter Port. Guernsey. GY1 4HY

RE: Binding Letter of Intent

Ladies and Gentlemen:

This binding letter agreement (this “Letter Agreement”) states the basis on which you, as the investor (the “Investor”), shall loan an aggregate principal amount of One Million Seven Hundred and Fifty Thousand dollars (US$1,750,000) (the “Loan Amount”) to GI Dynamics, Inc., a Delaware corporation (the “Company”), subject to the condition precedent set forth in Paragraph 2 below.

1. Note and Warrant Purchase Agreement. Subject to Paragraph 2 hereof, the Parties agree to enter into a Note and Warrant Purchase Agreement, substantially in the form attached hereto as Exhibit A (the “Purchase Agreement”), pursuant to which, among other things, (i) the Investor shall purchase, and the Company shall issue and sell to the Investor, a senior unsecured convertible promissory note in an aggregate principal amount equal to the Loan Amount and in substantially the form attached hereto as Exhibit B (the “Note”), convertible, at the option of the Investor, into CHESS Depositary Interests (“CDIs”) (with each CDI representing 1/50th of a share of the Company’s common stock, $0.01 par value per share (the “Common Stock”)) or, in the event the Company is not then listed on the Australian Securities Exchange, Common Stock, as set forth in the Note, and (ii) the Company shall issue to the Investor a Warrant, in substantially the form attached hereto as Exhibit C (the “Warrant”), to purchase CDIs or Common Stock as set forth in the Warrant.

2. Stockholder Approval. The Australian Securities Exchange Listing Rules require that the Company receive approval from its stockholders prior to entering into the Purchase Agreement and entering into and issuing the Note and the Warrant. As such, the obligations of the Parties to enter into the Note Purchase Agreement and of the Company to issue the Note and Warrant pursuant thereto are subject at all times to the advance receipt of such stockholder approval. The Company expects to seek such approval at a meeting to be held on or before June 15, 2018. In the event the Company does not receive such stockholder approval by 11:59 pm U.S. Eastern time on June 15, 2018, this Letter Agreement shall automatically terminate with no further action required from either Party. Neither Party shall be liable to the other as a result of the Company’s failure to receive such stockholder approval by June 15, 2018.

3. Closing. Upon receipt of the requisite stockholder approval, the Parties shall execute the Purchase Agreement and consummate the transactions contemplated thereby, including the purchase and sale of the Note and the issuance of the Warrant, as soon as possible, but in any event, no later than three (3) business days, after receipt of such stockholder approval.

4. Binding Effect; Condition Precedent. Subject to the receipt of stockholder approval in accordance with Paragraph 2 hereof, this Letter Agreement is intended to be a binding agreement of the Parties to enter into the Purchase Agreement and consummate the transactions contemplated thereby, including the purchase and sale of the Note and the issuance of the Warrant.

5. Miscellaneous.

a. This Letter Agreement shall be governed, construed, and interpreted in accordance with the laws of the State of New York without regard to the conflicts of law rules of that state.

b. Should any part of this Letter Agreement be found by a court of competent jurisdiction to be invalid or unenforceable, the remainder of this Letter Agreement shall not be affected and each term shall be valid and enforced to the fullest extent permitted by law.

c. This Letter Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

d. This Letter Agreement and the Exhibits hereto constitute the entire agreement between the Parties as to the subject matter hereof, and supersede all prior written or oral promises or representations.

e. No amendments or modifications of this Letter Agreement will be binding upon either Party unless in writing and signed by both Parties.

[Signature page follows]

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If you are in agreement with the foregoing, please sign and return a copy of this Letter Agreement to the Company not later than 5:00 p.m. on May 1, 2018 (U.S. Eastern Time) in the absence of which, at the Company’s option, this Letter Agreement shall expire and be deemed withdrawn.

Very truly yours,

GI DYNAMICS, INC.

By:	/s/ Scott Schorer
Name:	Scott Schorer
Title:	Chief Executive Officer

ACCEPTED AND AGREED:

CRYSTAL AMBER FUND LIMITED

By:	/s/ Laurence McNairn
Name:	Laurence McNairn
Title:	Director Crystal Amber Asset Management (Guernsey) Limited

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EXHIBIT A

NOTE AND WARRANT PURCHASE AGREEMENT

GI DYNAMICS, INC.

NOTE AND WARRANT PURCHASE AGREEMENT

GI DYNAMICS, INC.

NOTE AND WARRANT PURCHASE AGREEMENT

THIS NOTE AND WARRANT PURCHASE AGREEMENT (this “Agreement”) is made as of the [    ] day of [            ], 2018 (the “Effective Date”) by and among GI DYNAMICS, INC., a Delaware corporation (the “Company”), and CRYSTAL AMBER FUND LIMITED (the “Purchaser”). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings given to them in the Note (as defined below).

The parties hereby agree as follows:

1. TERMS OF THE LOAN AND THE WARRANT

1.1 The Loan. Subject to the terms of this Agreement, the Purchaser agrees to purchase from the Company, and the Company agrees to issue and sell to the Purchaser, a senior unsecured convertible promissory note in the aggregate principal amount of One Million Seven Hundred and Fifty Thousand dollars (US$1,750,000) (the “Loan Amount”) and in substantially the form attached hereto as Exhibit A (the “Note”). The Note may be converted into Chess Depositary Interests (“CDIs”) (with each CDI representing 1/50th of a share of the Company’s common stock, $0.01 par value per share (the “Common Stock”)) or Common Stock as provided in such Note.

1.2 The Warrant. In order to induce the Purchaser to enter into this Agreement, to purchase the Note and to make the loan evidenced thereby, the Company shall issue to the Purchaser at the Closing a warrant having a term that expires on the fifth (5th) anniversary of the Closing in substantially the form attached hereto as Exhibit B (the “Warrant”) to purchase CDIs or Common Stock as provided in such Warrant.

2. THE CLOSING

2.1 Closing Date. The closing of the purchase and sale of the Note and the Warrant (the “Closing”) shall be held on the Effective Date or at such other time as the Company and the Purchaser shall agree (the “Closing Date”).

2.2 Delivery. At the Closing (i) the Purchaser will deliver to the Company a check or wire transfer funds in an amount equal to the Loan Amount; (ii) the Company shall issue and deliver to the Purchaser (A) the Note and (B) the Warrant; and (iii) the Company shall execute and deliver such other documents as the Purchaser shall reasonably require.

3. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY

The Company hereby represents and warrants to the Purchaser, as of the date hereof and as of the Closing Date, as follows:

3.1 Organization; Good Standing and Qualification. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own its property and carry on its business as now conducted. The Company is duly qualified to transact business and is in good standing in the Commonwealth of Massachusetts and in each jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary.

3.2 Corporate Power. The Company has all requisite corporate power to execute and deliver this Agreement, the Note and the Warrant in favor of the Purchaser and any other document provided for herein or by any of the foregoing (collectively, as the same may from to time be amended, modified, supplemented or restated, the “Loan Documents”) and to carry out and perform its obligations under the terms of the Loan Documents and to issue CDIs in accordance with the terms thereof.

(a) Authorization. The execution and delivery of each of the Loan Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Note, the issuance of the Warrant, the reservation of the Common Stock underlying the CDIs issuable upon conversion of the Note (the “Conversion CDIs”), the reservation of the Common Stock underlying the CDIs issuable upon exercise of the Warrant (the “Warrant CDIs” and, together with the Note, the Warrant, the Conversion CDIs and the Common Stock, “Securities”) and the issuance of the Conversion CDIs and the Warrant CDIs, was duly authorized by the Company’s board of directors. Other than those consents and authorizations obtained by the Company prior to the date hereof that are in full force and effect on the Closing Date, no further consent or authorization is required by the Company, its board of directors or its stockholders. Each of the Loan Documents has been duly executed and delivered by the Company, and constitutes the legal, valid and binding obligations of the Company enforceable in accordance with its terms, subject to laws of general application relating to equitable principles, bankruptcy, insolvency and the relief of debtors. Upon conversion of the Note into Conversion CDIs in accordance with the provisions of this Agreement and the Note, the Conversion CDIs will be validly issued, fully paid and nonassessable and free of any liens or encumbrances (other than as set out in Section 2(e) of the Note). Upon the exercise of the Warrant in accordance with the provisions of this Agreement and the Warrant, the Warrant CDIs will be validly issued, fully paid and nonassessable and free of any liens or encumbrances (other than as set out in Section 5(b) of the Warrant). The issuance of the Note (and the Conversion CDIs) and the Warrant (and the Warrant CDIs) pursuant to the provisions of this Agreement will not give rise to any preemptive rights or rights of first refusal granted by the Company, and the Note (and the Conversion CDIs) and the Warrant (and the Warrant CDIs) will be issued in compliance with all applicable federal and state securities laws, and will be free of any liens or encumbrances; provided, however, that the Note and the Warrant (and the underlying securities) may be subject to restrictions on transfer as set out in the Loan Documents or under state and/or federal securities laws as set forth herein or as otherwise required by such laws at the time the transfer is proposed. The issuance and sale of the Note (and the Conversion CDIs) and the Warrant (and the Warrant CDIs) do not and will not cause any dilution adjustment in any existing securities of the Company, and the Purchaser hereby waives any dilution adjustment that might otherwise result from the issuance and sale of the Note (and the Conversion CDIs) or the Warrant (and the Warrant CDIs) pursuant to the terms of any existing security held by the Purchaser.

3.3 Governmental Consents. All consents, approvals, orders, or authorizations of, or registrations, qualifications, designations, declarations, or filings with, any governmental authority, required on the part of the Company in connection with the valid execution and delivery of the Loan Documents, the offer, sale or issuance of the Note, the Conversion CDIs, the Warrant and the Warrant CDIs, or the consummation of any other transaction contemplated hereby shall have been obtained and will be effective at the Closing, except for any notices required or permitted to be filed with certain foreign, state and/or federal securities commissions or stock exchanges, which notices will be filed on a timely basis.

3.4 No Conflicts. The execution, delivery and performance of the Loan Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Note and the Warrant and the reservation for issuance and issuance of the Conversion CDIs and the Warrant CDIs) will not (i) result in a violation of the certificate of incorporation or by-laws of the Company or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture or instrument to which the Company is a party or by which the Company is bound, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree including federal and state securities laws and regulations applicable to the Company or by which any property or asset of the Company is bound or affected. For the avoidance of doubt, the Purchaser agrees that the execution, delivery and performance of the Loan Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby shall not conflict with or constitute a default under the Note Purchase Agreement, dated as of June 15, 2017, between the Company and the Purchaser, including, without limitation, the restriction on additional indebtedness set forth in Section 3.14 thereof.

3.5 Offering. Assuming the accuracy of the representations and warranties of the Purchaser contained in Section 4 hereof, the offer, issue, and sale of the Note and the Warrant is and will be exempt from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the “Act”), and has been registered or qualified (or is exempt from registration and qualification) under the registration, permit, or qualification requirements of all applicable state securities laws.

3.6 Use of Proceeds. The Company shall use the proceeds of the sale and issuance of the Note for general corporate purposes.

3.7 Delivery of SEC Filings. The Company has provided the Purchaser with copies of the Company’s most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2017, and all other reports filed by the Company pursuant to the Securities Exchange Act of 1934, as amended (the “1934 Act”) since the filing of the Annual Report on Form 10-K and prior to the date hereof (collectively, the “SEC Filings”); which reports represent all filings required of the Company pursuant to the 1934 Act for such period. During the two (2) years prior to the date hereof, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of 1934 Act (all of the foregoing filed prior to the date hereof or prior to the date of the Closing, and all exhibits included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”). As of their respective filing dates, or, if amended or superseded by a subsequent filing, as of the date of the last such amendment or superseding filing, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed or, if amended or superseded by a subsequent filing, as of the date of the last such amendment or superseding filing, with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of their respective filing dates, or, if amended or superseded by a subsequent filing, as of the date of the last such amendment or superseding filing, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

3.8 Conduct of Business; Regulatory Permits. To the knowledge of the Company, the Company is not in violation of any term of, or in default under, its Certificate of Incorporation, as amended and as in effect on the date hereof, or any certificate of designation of an outstanding series of stock of the Company or Bylaws, as amended and as in effect on the date hereof. The Company is not in violation of any judgment, decree or order or any statute, ordinance, rule or regulation applicable to the Company, and the Company does not and will not conduct its business in violation of any of the foregoing, except for possible violations which could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Company. Without limiting the generality of the foregoing, the Company is not in violation of any of the rules, regulations or requirements of the ASX (defined below) and, assuming the Note and Warrant are issued, has no knowledge of any facts or circumstances that would reasonably lead to delisting or suspension of its securities by the ASX in the foreseeable future. Except as set forth in its SEC Filings, the Company possesses all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct its business, and the Company has not received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

3.9 Absence of Litigation. There is no action, suit, proceeding, inquiry or investigation before or by the SEC, the ASX, any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its subsidiaries or affiliates, the Securities or any of the Company’s or its subsidiaries’ officers or directors, whether of a civil or criminal nature or otherwise, which, if adversely determined, would have a material adverse effect on the Company’s business or financial condition.

3.10 Securities Laws. The Company shall timely make all filings and reports relating to the issuance of the Securities required under applicable securities laws, including filing any notice of sale of securities required by applicable law or regulation and complying with any applicable “blue sky” laws of the states of the United States. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 3.10. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any “security” (as defined in the Act) that could be integrated with the issuance of the Note or the Warrant in a manner that could require the registration of the Note or the Warrant under the Act.

4. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

The Purchaser hereby represents and warrants to the Company as follows:

4.1 Purchase for Own Account. The Purchaser understands that the Securities have not been registered under the Act and the Purchaser is acquiring the Securities for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted from registration. The Purchaser represents that, if it is permitted to acquire any Securities under the Note or the Warrant, it is acquiring the Securities solely for its own account and beneficial interest for investment and not for sale or with a view to distribution of the Securities or any part thereof, has no present intention of selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the same.

4.2 Information and Sophistication. Without lessening or obviating the representations and warranties of the Company set forth in Section 3, the Purchaser hereby: (i) acknowledges that it has received all the information it has requested from the Company including, but not limited to, the SEC Filings, (ii) represents that it has had an opportunity to ask questions and receive answers from the Company regarding the Company, its business and the terms and conditions of the offering of the Securities and (iii) further represents that it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risk of this investment.

4.3 Ability to Bear Economic Risk. The Purchaser acknowledges that investment in the Securities involves a high degree of risk, and represents that it is able, without materially impairing its financial condition, to hold the Securities for an indefinite period of time and to suffer a complete loss of its investment.

4.4 Rule 144. The Purchaser is aware that none of the Securities may be sold pursuant to Rule 144 adopted under the Act unless certain conditions are met, including, among other things, the existence of a public market for the shares, the availability of certain current public information about the Company, the resale following the required holding period under Rule 144 and the number of shares being sold during any three month period not exceeding specified limitations.

4.5 Accredited Investor Status. The Purchaser is an “accredited investor” as such term is defined in Rule 501 under the Act.

4.6 Regulation S. In issuing and selling the Securities, the Company may be relying upon the “safe harbor” provided by Regulation S and/or on Section 4(2) under the Act; it is a condition to the availability of the Regulation S “safe harbor” that the Securities not be offered or sold in the United States or to a U.S. person until the expiration of a one-year “distribution compliance period” (or a six-month “distribution compliance period,” if the issuer is a “reporting issuer,” as defined in Regulation S) following the closing; and notwithstanding the foregoing, prior to the expiration of the one-year “distribution compliance period” (or six-month “distribution compliance period,” if the issuer is a “reporting issuer,” as defined in Regulation S) after the closing (the “Restricted Period”), the Note, the Warrant and the underlying securities may, subject to any restrictions contained in the Note or the Warrant, as applicable, be offered and sold by the holder thereof only if such offer and sale is made in compliance with the terms of this Agreement and the Note or the Warrant, as applicable, and either: (A) if the offer or sale is within the United States or to or for the account of a U.S. person (as such terms are defined in Regulation S), the securities are offered and sold pursuant to an effective registration statement or pursuant to Rule 144 under the Act or pursuant to an exemption from the registration requirements of the Act; or (B) the offer and sale is outside the United States and to other than a U.S. person. If the Purchaser is not a United States person, the Purchaser hereby represents that the Purchaser is satisfied as to the full observance of the laws of the Purchaser’s jurisdiction applicable to the Purchaser in connection with any invitation to subscribe for the Securities, including (i) the legal requirements within the Purchaser’s jurisdiction for the purchase of the Securities, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of such Securities. The Purchaser’s subscription and payment for, and the Purchaser’s continued beneficial ownership of the Securities, will not violate any applicable securities or other laws of the Purchaser’s jurisdiction that are applicable to the Purchaser.

4.7 Rule 506(d). If the Purchaser beneficially owns twenty percent (20%) or more of the outstanding voting securities of the Company, calculated in accordance with Rule 506(d) of Regulation D of the Act, or may designate a director of the Company, the Purchaser hereby represents and warrants to the Company that the Purchaser has not been convicted of any of the felonies or misdemeanors or been subject to any of the orders, judgments, decrees or other conditions set forth in Rule 506(d) of Regulation D of the Act.

4.8 Further Limitations on Disposition. Without in any way limiting the representations set forth above and subject to any restrictions contained in the Note and the Warrant, as applicable, the Purchaser further agrees not to make any disposition of all or any portion of the Securities unless and until:

(a) There is then in effect a Registration Statement under the Act covering such proposed disposition and such disposition is made in accordance with such Registration Statement; or

(b) The Purchaser shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and if reasonably requested by the Company, the Purchaser shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration under the Act or any applicable state securities laws.

(c) Notwithstanding the provisions of paragraphs (a) and (b) above, but subject to the terms of the Note and the Warrant, as applicable, no such registration statement or opinion of counsel shall be necessary for a transfer by the Purchaser to (i) any shareholder, partner, retired partner, member or former member of the Purchaser for no additional consideration or (ii) any affiliate, including affiliated funds, for no additional consideration, in each case if all transferees agree in writing to be subject to the terms hereof to the same extent as if they were the Purchaser hereunder.

(d) Notwithstanding the provisions of paragraphs (a) and (b) above, the Company acknowledges and agrees that the Securities may be pledged by the Purchaser, and its successors and assigns, in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the Securities, provided that any pledge of those Securities does not constitute an offer of those Securities for sale within 12 months after their issue such that it would require disclosure under section 707(3) of the Corporations Act 2001 (Cth). The pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Person effecting a pledge of Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Loan Document. The Company hereby agrees to execute and deliver such documentation as a pledgee of the Securities may reasonably request, at the Purchaser’s expense, in connection with a pledge of the Securities to such pledgee by the Purchaser and any successor or assignee.

4.9 Legends. The Purchaser understands that any securities issued upon conversion of the Note or exercise of the Warrant, may bear one or all of the following legends:

(a) “THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SALE OR DISTRIBUTION OF SUCH SHARES MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY OR OTHER EVIDENCE REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT.”

(b) Any legend set forth in or required by another section of this Agreement, the Note or the Warrant, as applicable.

(c) Any legend required by the securities laws of any state or country to the extent such laws are applicable to the securities represented by the certificate so legended.

4.10 Market Standoff. The Purchaser agrees not to sell any of the Securities during a period specified by the representative of the underwriters of Common Stock (not to exceed one hundred eighty (180) days) following the effective date of the initial registration statement of the Company filed under the Act, so long as all officers, directors, and 1% stockholders have executed similar agreements and are similarly restricted from selling the Company’s stock.

4.11 Foreign Ownership Restrictions. The Purchaser acknowledges and agrees that in order to ensure that US persons do not purchase any CDIs that may be issued to it, a number of procedures governing the trading and clearing of CDIs, while the Company is listed on the Australian Securities Exchange (the “ASX”), will be implemented, including the application to any CDIs issued to it of the status of Foreign Ownership Restrictions securities under the ASX Settlement Operating Rules and the addition of the notation “FORUS” to the CDI description on ASX trading screens and elsewhere, which will inform the market of the prohibition of US persons acquiring CDIs.

5. EVENTS OF DEFAULT; REMEDIES

5.1 Events of Default. Each of the following shall constitute an event of default (each, an “Event of Default”) under this Agreement and the other Loan Documents:

(a) Any default in the payment, when the same becomes due and payable, of principal under or interest in respect of the Note or other amount due and payable under any other Loan Document including, but not limited to, the failure by the Company to pay on the Maturity Date or upon a Change of Control pursuant to Section 2(b) of the Note, any and all unpaid principal, accrued interest and all other amounts owing under any Loan Document;

(b) The Company files any petition or action for relief under any bankruptcy, reorganization, insolvency or moratorium law or any other law for the relief of, or relating to, debtors, now or hereafter in effect, or makes any general assignment for the benefit of creditors or takes any corporate action in furtherance of any of the foregoing;

(c) An involuntary petition is filed against the Company (unless such petition is dismissed or discharged within sixty (60) days) under any bankruptcy statute now or hereafter in effect, or a custodian, receiver, trustee, assignee for the benefit of creditors (or other similar official) is appointed to take possession, custody or control of any property of the Company;

(d) The Company’s stockholders (other than the Purchaser) or board of directors affirmatively vote to liquidate, dissolve, or wind up the Company or the Company otherwise ceases to carry on its ongoing business operations;

(e) If (i) a material portion of the Company’s assets is attached, seized, levied on, or comes into possession of a trustee or receiver and the attachment, seizure or levy is not removed in thirty (30) days, (ii) the Company is enjoined, restrained, or prevented by a court order or other order of a governmental body from conducting its business, or (iii) notice of lien, levy, or assessment is filed against any material portion of the Company’s assets by any court order or other order of any governmental body and it is not paid within sixty (60) days after the Company received notice thereof; or

(f) The Company shall fail in any material respect to observe or perform any covenant, obligation, condition or agreement contained in this Agreement or any other Loan Document (other than a failure to pay as specified in Section 5.1(a) hereof) and such failure shall continue for thirty (30) days after the Company’s receipt of written notice thereof.

5.2 Remedies. Upon the occurrence or existence of any Event of Default (other than an Event of Default referred to in Sections 5.1(b) or 5.1(c) hereof) and at any time thereafter during the continuance of such Event of Default, the Purchaser or any holder of the Note may, by written notice to the Company, declare all outstanding obligations payable by the Company under the Note and the other Loan Documents to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein to the contrary notwithstanding. Upon the occurrence or existence of any Event of Default described in Sections 5.1(b) or 5.1(c) hereof, immediately and without notice, all outstanding obligations payable by the Company hereunder shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein to the contrary notwithstanding. In the event of any Event of Default, the Company shall pay all reasonable attorneys’ fees and costs incurred by the Purchaser in enforcing and collecting the Note and the other Loan Documents. No right or remedy conferred upon or reserved to the Purchaser under this Agreement is intended to be exclusive of any other right or remedy, and every right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now and hereafter existing under applicable law.

6. CONDITIONS TO CLOSING

6.1 Conditions to Purchaser’s Obligations at the Closing. The obligations of the Purchaser under the Loan Documents are subject to the fulfillment on or before the Closing of each of the following conditions, which may be waived in writing by the Purchaser:

(a) Representations and Warranties. The representations and warranties of the Company contained in Section 3 shall be true on and as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specified date).

(b) Performance. The Company shall have performed and complied with all agreements, obligations, and conditions contained in the Loan Documents that are required to be performed or complied with by it on or before the Closing.

(c) Qualifications. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Note, the Conversion CDIs, the Warrant and the Warrant CDIs shall be duly obtained and effective as of the Closing.

(d) Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to the Purchaser’s counsel, which shall have received all such counterpart original and certified copies of such documents as it may reasonably request.

6.2 Conditions to Company’s Obligations at the Closing. The obligations of the Company under the Loan Documents are subject to the fulfillment on or before the Closing of each of the following conditions, which may be waived in writing by the Company:

(a) Representations and Warranties. The representations and warranties made by the Purchaser in Section 4 hereof shall be true and correct on the Closing Date.

(b) Purchase Price. The Purchaser shall have delivered to the Company, in immediately available funds, the Loan Amount.

7. MISCELLANEOUS

7.1 Binding Agreement. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, expressed or implied, is intended to confer upon any third party any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

7.2 Governing Law. This Agreement shall be governed by and construed under the laws of the State of New York.

7.3 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

7.4 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

7.5 Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (c) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the address set forth in this Section 7.5 or at such other address as the Company or the Purchaser may designate by ten (10) days advance written notice to the other parties hereto.

If to the Purchaser:

CRYSTAL AMBER FUND LIMITED

Heritage Hall

PO Box 225

Le Marchant Street

St. Peter Port

Guernsey

GY1 4HY

With a copy (that shall not constitute notice) to:

Estera - GG - Crystal Amber Team

CrystalAmberTeam@estera.com

If to the Company:

GI DYNAMICS, INC.

P.O. Box 51915

Boston, MA 02205

Attention: Chief Executive Officer

7.6 Amendment; Modification; Waiver. No amendment, modification or waiver of any provision of this Agreement or consent to departure therefrom shall be effective unless in writing and approved by the Company and the Purchaser provided that, while the Company is admitted to the Official List of the ASX, any proposed amendment, modification or waiver of any provision of this Agreement must not contravene the ASX Listing Rules.

7.7 Entire Agreement. This Agreement, the Exhibits hereto, and the Loan Documents constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other party in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.

IN WITNESS WHEREOF, the parties have executed this NOTE AND WARRANT PURCHASE AGREEMENT as of the date first written above.

COMPANY:

GI DYNAMICS, INC.

By:
Name:
Title:

PURCHASER:

CRYSTAL AMBER FUND LIMITED

By:
Name:
Title:

[SIGNATURE PAGE TO NOTE PURCHASE AGREEMENT]

EXHIBIT B

NOTE

THIS SENIOR UNSECURED CONVERTIBLE PROMISSORY NOTE (THIS “NOTE”) AND THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S PROMULGATED UNDER THE SECURITIES ACT, PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION. HEDGING TRANSACTIONS INVOLVING THE SECURITIES REPRESENTED HEREBY MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE OR TRANSFER OTHERWISE COMPLIES WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR LAWS OF ANY OTHER RELEVANT COUNTRY.

SENIOR UNSECURED CONVERTIBLE PROMISSORY NOTE

US$1,750,000	[ ], 2018
Boston, Massachusetts

FOR VALUE RECEIVED, GI DYNAMICS, INC., a Delaware corporation (“Payor”), hereby promises to pay to the order of CRYSTAL AMBER FUND LIMITED (the “Holder”), the principal sum of One Million Seven Hundred and Fifty Thousand dollars (US$1,750,000) with interest on the outstanding principal amount at the rate of ten percent (10%) per annum, compounded annually based on a 365-day year. Interest shall commence with the date hereof and shall continue on the outstanding principal until paid in full or, if permitted by the terms of the Note, converted pursuant to Section 2 below.

1. PAYMENT AND MATURITY

(a) Reference is hereby made to the Note and Warrant Purchase Agreement (the “Purchase Agreement”) dated as of even date herewith between Payor and Holder. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings given to them in the Purchase Agreement.

(b) If this Senior Unsecured Convertible Promissory Note (this “Note”) has not already been paid in full or, if permitted by the terms of this Note, converted in accordance with the terms of Section 2(a) below, the entire outstanding principal balance of this Note and all unpaid accrued interest thereon shall be due and payable on [                ], 2023 (the “Maturity Date”). All payments of interest and principal shall be in lawful money of the United States of America. All payments shall be applied first to accrued interest, and thereafter to principal. If any payments on this Note become due on a Saturday, Sunday or a public holiday under the laws of the State of New York, such payment shall be made on the next succeeding business day and such extension of time shall be included in computing interest in connection with such payment.

(c) Upon the occurrence and during the continuance of any Event of Default, the principal balance of this Note shall bear interest at the rate of sixteen percent (16%) per annum, including after the commencement of, and during the pendency of, any bankruptcy or other insolvency proceeding.

2. CONVERSION

(a) Optional Conversion. Subject to Section 6(c) of this Note, the Holder shall have the option (the “Conversion Option”), but not the obligation, at any time after the date hereof and prior to [                ], 2023, exercisable upon written notice to the Payor, to (a) convert all (but not less than all) of the entire unpaid principal amount of this Note together with any interest accrued but unpaid thereon (such principal amount and interest, the “Outstanding Amount”) into the number of CDIs equal to the quotient obtained by dividing (x) the Outstanding Amount by (y) US$0.018 (such conversion price, the “Conversion Price”). In lieu of receiving CDIs, upon exercising the Conversion Option, the Holder may elect to instead receive the corresponding number of shares of Common Stock for the CDIs to be issued upon such conversion.

(b) Change of Control. Upon the consummation of a Change of Control prior to [                ], 2023 the Holder may, at its option, (i) receive an amount in cash equal to all unpaid interest that has accrued to date hereunder and 110% of the entire unpaid principal amount of this Note in full satisfaction of all obligations under the Note, or (ii) subject to the provisions of Section 6(a) hereof, retain the Note, including, without limitation, the Conversion Option set forth in Section 2(a) hereof. A “Change of Control” means any transaction or series of related transactions that could result in any of the following: (i) the sale of all or substantially all of the assets of the Payor to any person or related group of persons (other than the Holder or a person that directly or indirectly controls, is controlled by, or is under common control with, the Holder), (ii) the acquisition, directly or indirectly, by any person or related group of persons (other than the Payor or the Holder or a person that directly or indirectly controls, is controlled by, or is under common control with, the Payor or the Holder) of beneficial ownership of securities possessing more than fifty percent (50%) of the total combined voting power of the Payor’s outstanding securities pursuant to a tender or exchange offer made directly to the Payor’s stockholders, (iii) a merger or consolidation of the Payor, other than for the purpose of re-domiciling the Payor, unless following such transaction or series of transactions, the holders of the Payor’s securities prior to the first such transaction continue to hold more than fifty percent (50% percent) of the voting rights and equity interests in the surviving entity, (iv) a recapitalization, reorganization or other transaction involving the Payor that constitutes or results in a transfer of more than one-third of the equity interests in the Payor, unless following such transaction or series of transactions, the holders of the Payor’s securities prior to the first such transaction continue to hold more than fifty percent (50%) of the voting rights and equity interests in the surviving entity or acquirer or (v) the execution by the Payor or its controlling stockholders of an agreement providing for or reasonably likely to result in any of the foregoing events.

(c) Fractional Shares and Conversion Process. No fractional shares of Payor’s capital stock will be issued upon conversion of this Note. In lieu of any fractional share to which Holder would otherwise be entitled, Payor will pay to Holder in cash the amount of the unconverted principal and interest balance of this Note that would otherwise be converted into such fractional share. Upon valid conversion of this Note pursuant to Section 2, Holder shall surrender this Note, duly endorsed, at the principal offices of Payor and the Payor must, if the CDIs are quoted on the Australian Securities Exchange (“ASX”), do the following:

(i)	allot and issue to CHESS Depositary Nominees Pty Ltd (“CDN”) the number of shares of Common Stock underlying the CDIs the subject of the conversion notice and procure CDN to allot and issue to the Holder the number of CDIs representing the Common Stock issued to CDN under this provision;

(ii)	enter CDN into the Payor’s register of members as the holder of the relevant number of shares of Common Stock and procure CDN to enter the Holder into the register of CDI holders as the holder of the relevant number of CDIs;

(iii)	deliver to the Holder a holding statement showing the Holder as the holder of the relevant number of CDIs;

(iv)	apply for, and use its reasonable efforts to obtain, official quotation of the relevant number of CDIs (and underlying shares of Common Stock) on ASX as soon as practicable; and

(v)	deliver to the Holder a check payable to Holder for any cash amounts payable as a result of any fractional shares.

If, at the time of conversion, CDIs are no longer quoted on ASX, then on conversion of the Note the Payor must issue directly to the Holder the number of shares of Common Stock over which the Note is convertible into and must procure that those shares be listed for trading on any securities exchange on which the Payor’s Common Stock is tradeable and deliver to the Holder a check payable to Holder for any cash amounts payable as a result of any fractional shares.

(d) Holder Representations and Warranties; Transfer and Assignment. The representations and warranties and rights and obligations of transfer and assignment of Holder that are set forth in Section 4 of the Purchase Agreement with respect to the shares of Common Stock or CDIs issuable to Holder are hereby made a part of this Note and incorporated herein by this reference.

(e) Restriction on Transfer. Notwithstanding any other provision of this Note or the Purchase Agreement, the Holder may not sell or transfer any shares of Common Stock or CDIs issued to the Holder pursuant to Section 2(a) hereof (“Restricted Securities”), or grant, issue or transfer interests in, or options over, any Restricted Securities, at any time within 12 months after the issue of those Restricted Securities (“Restricted Period”) except as permitted by section 708 or any other applicable section of the Corporations Act 2001 (Cth). Before commencement of the Restricted Period, to prevent any such restricted dealings in the Restricted Securities during the Restricted Period, the Holder agrees to (i) the application of a holding lock to the Restricted Securities by the Payor’s securities registry for the Restricted Period, and (ii) enter into any other documents reasonably necessary to prevent any such restricted dealings in the Restricted Securities during the Restricted Period.

3. DEFAULT; REMEDIES

(a) The occurrence of any Event of Default described in Section 5.1 of the Purchase Agreement shall be an Event of Default hereunder.

(b) Upon the occurrence and during the continuance of any Event of Default, all unpaid principal on this Note, accrued and unpaid interest thereon and all other amounts owing hereunder shall, at the option of the Holder, and, upon the occurrence of any Event of Default pursuant to Sections 5.1(b), (c) or (d) of the Purchase Agreement, automatically, be immediately due, payable and collectible by Holder pursuant to applicable law.

(c) Upon the occurrence and during the continuance of any Event of Default, Payor shall pay, on demand, all reasonable attorneys’ fees and court costs incurred by Holder in enforcing and collecting this Note.

4. PREPAYMENT. Payor may not prepay this Note prior to the Maturity Date without the consent of the Holder, except to the extent permitted pursuant to Section 2(b) hereof.

5. NON-TRANSFERABLE. The Holder may not sell or transfer this Note, or grant, issue or transfer interests in, or options over, this Note at any time within 12 months after the date hereof except as permitted by section 708 or any other applicable section of the Corporations Act 2001 (Cth).

6. FUNDAMENTAL TRANSACTIONS; CORPORATE EVENTS.

(a) Fundamental Transactions. If, at any time while this Note is outstanding, (i) the Payor effects any merger or consolidation of the Payor with or into another person pursuant to which the Common Stock is effectively converted and exchanged, (ii) the Payor effects any sale of all or substantially all of its assets in one or a series of related transactions pursuant to which the Common Stock is effectively converted and exchanged, (iii) any tender offer or exchange offer (whether by the Payor or another person) is completed pursuant to which at least a majority of the outstanding Common Stock is tendered and exchanged for other securities, cash or property or (iv) the Payor effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (other than as a result of a subdivision or combination of shares of Common Stock) (in any such case, a “Fundamental Transaction”), then prior to any subsequent conversion of this Note, and subject to the provisions of Section 2(b) hereof, the Holder shall be entitled to require the surviving entity to issue to the Holder an instrument identical to this Note (with an appropriate adjustment to the conversion price(s)) such that the Holder may receive stock (or a beneficial interest in stock) of the surviving company’s stock. Subject to the provisions of Section 2(b) hereof, the terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this paragraph (a) and insuring that this Note (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction.

(b) Notice of Corporate Events. If the Payor (i) declares a dividend or any other distribution of cash, securities or other property in respect of its Common Stock, including without limitation any granting of rights or warrants to subscribe for or purchase any shares of the Payor or any subsidiary, (ii) authorizes and publicly approves, or enters into any agreement contemplating or solicits stockholder approval for any Fundamental Transaction or (iii) publicly authorizes the voluntary dissolution, liquidation or winding up of the affairs of the Payor, then the Payor shall deliver to the Holder a notice describing the material terms and conditions of such transaction, at least ten (10) business days prior to the applicable record or effective date on which a person would need to hold Common Stock or CDIs in order to participate in or vote with respect to such transaction, and the Payor will take all steps reasonably necessary in order to insure that the Holder is given the practical opportunity to convert this Note prior to such time so as to participate in or vote with respect to such transaction; provided, however, that the failure to deliver such notice or any defect therein shall not affect the validity of the corporate action required to be described in such notice.

(c) Subsequent Equity Sales. Notwithstanding any provision of this Note to the contrary, in the event that the Payor issues any CDIs or Common Stock or any security that is exchangeable or convertible into CDIs or Common Stock (“Additional Securities”) after the date hereof at a price per CDI (or the equivalent for shares of Common Stock) that is less than the Conversion Price (or the equivalent for shares of Common Stock) in an equity financing, then the Conversion Price shall be reduced to the lowest price per CDI (or the equivalent for shares of Common Stock) at which any Additional Security was issued or sold or deemed to be issued or sold. The Payor agrees that it will provide a notice to the Holder describing the material terms and conditions of any issuance of Additional Securities promptly after the issuance thereof. For the avoidance of doubt, the price per CDI (or the equivalent for shares of Common Stock) at which any Additional Securities are issued by the Payor to the Holder after the date hereof, including, without limitation, upon conversion into CDIs or Common Stock of the Senior Secured Convertible Promissory Note, dated June 15, 2017, issued to the Holder by the Payor, will have no effect on the Conversion Price.

7. WAIVER; PAYMENT OF FEES AND EXPENSES. Payor waives presentment and demand for payment, notice of dishonor, protest and notice of protest of this Note, and shall pay all costs of collection when incurred, including, without limitation, reasonable attorneys’ fees, costs and other expenses. The right to plead any and all statutes of limitations as a defense to any demands hereunder is hereby waived to the full extent permitted by law. No delay by Holder shall constitute a waiver, election or acquiescence by it.

8. CUMULATIVE REMEDIES. Holder’s rights and remedies under this Note and the Purchase Agreement shall be cumulative. No exercise by Holder of one right or remedy shall be deemed an election, and no waiver by Holder of any Event of Default shall be deemed a continuing waiver of such Event of Default or the waiver of any other Event of Default.

9. MISCELLANEOUS

(a) Governing Law. The terms of this Note shall be construed in accordance with the laws of the State of New York, as applied to contracts entered into by New York residents within the State of New York, and to be performed entirely within the State of New York.

(b) Exclusive Jurisdiction. All actions and proceedings arising out of, or relating to, this Agreement shall be heard and determined in any state or federal court sitting in the State of New York, County of New York. The undersigned, by execution and delivery of this Agreement, expressly and irrevocably consent and submit to the personal jurisdiction of any of such courts in any such action or proceeding; and (ii) waive any claim or defense in any such action or proceeding based on any alleged lack of personal jurisdiction, improper venue or forum non conveniens or any similar basis.

(c) Successors and Assigns; Assignment. The terms and conditions of this Note shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. The Payor may not assign this Note or delegate any of its obligations hereunder without the written consent of the Holder. Subject to Section 5 hereof, the Holder may assign this Note and its rights hereunder without the consent of the Payor, subject to compliance with Section 4 of the Purchase Agreement.

(d) Titles and Subtitles. The titles and subtitles used in this Note are used for convenience only and are not to be considered in construing or interpreting the Note.

(e) Notices. All notices required or permitted hereunder by the Holder of this Note to Payor shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the principal offices of the Payor, to the attention of the Chief Executive Officer, (b) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (c) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery. Any refusal of delivery of a notice by Payor shall be deemed to have been delivered.

(f) Amendment; Modification; Waiver. No term of this Note may be amended, modified or waived without the written consent of the Payor and Holder provided that, while the Payor is admitted to the Official List of the ASX, any amendment, modification or waiver must not contravene the ASX Listing Rules.

(g) Counterparts. This Note may be executed in two or more counterparts, each of which shall be deemed and original, but all of which together shall constitute one and the same instrument.

(h) Voting Rights. This Note does not carry any voting rights at stockholder meetings of the Payor unless and until the Note is converted.

(i) Participation Rights. The Holder is not by virtue of holding this Note entitled to participate in any new issue of securities made by the Payor to stockholders without first converting the Note.

(j) Equal Ranking. The Common Stock and CDIs issued pursuant to a conversion of this Note will rank, from the date of issue, equally with the existing shares of Common Stock and CDIs of the Payor in all respects.

(k) Reorganisations. While the Payor is admitted to the Official List of the ASX, the rights of the Holder will be changed to the extent necessary to comply with the ASX Listing Rules applying to a reorganization of the Payor’s capital at the time of the reorganization.

[Signature page follows]

IN WITNESS WHEREOF, the parties have executed this CONVERTIBLE PROMISSORY NOTE as of the date first written above.

GI DYNAMICS, INC.

Name:

Title:

AGREED TO AND ACCEPTED:

CRYSTAL AMBER FUND LIMITED

Name:

Title:

SIGNATURE PAGE

EXHIBIT C

WARRANT

THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S PROMULGATED UNDER THE SECURITIES ACT, PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION. HEDGING TRANSACTIONS INVOLVING THE SECURITIES REPRESENTED HEREBY MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE OR TRANSFER OTHERWISE COMPLIES WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR LAWS OF ANY OTHER RELEVANT COUNTRY.

WARRANT TO PURCHASE CHESS DEPOSITARY INTERESTS

Issue Date: [                ], 2018

This Warrant to Purchase CHESS Depositary Interests (the “Warrant”) certifies that, for good and valuable consideration, CRYSTAL AMBER FUND LIMITED (along with its permitted assignees, the “Holder”) is entitled to, and GI DYNAMICS, INC., a Delaware corporation (the “Company”), hereby grants the Holder the right to, purchase, as of the date of issuance set forth above (the “Issue Date”), up to such number of fully paid and non-assessable CHESS Depositary Interests (with each CDI representing 1/50th of a share of the Company’s common stock, par value $0.01 per share (the “Common Stock”)) (the “CDIs”) as determined pursuant to Section 1(a) below, at a price per CDI equal to the Exercise Price (as defined below), subject to the provisions and upon the terms and conditions set forth in this Warrant. This Warrant is issued pursuant to the Note and Warrant Purchase Agreement (the “Purchase Agreement”) dated as of [                ], 2018 by and between the Company and the Holder.

1. Number of CDIs; Exercise Price

(a) Number of CDIs. Upon the making of loan to the Company as evidenced by the Note (as defined in the Purchase Agreement), this Warrant automatically shall become exercisable for 97,222,200 CDIs (representing 1,944,444 shares of Common Stock). All CDIs for which this Warrant becomes exercisable from time to time pursuant to this Paragraph 1(a), and as may be adjusted from time to time in accordance with the provisions of this Warrant, are referred to herein cumulatively and collectively as the “Warrant CDIs.”

(b) Exercise Price. With respect to each Warrant CDI for which this Warrant becomes exercisable pursuant to Paragraph 1(a) above, the purchase price therefor (the “Exercise Price”) shall be US$0.018.

2. Exercise; Payment.

(a) Method of Exercise. This Warrant may be exercised by the Holder at any time during the term (as set forth in Section 8) and in compliance with the provisions of this Warrant for all or any part of the Warrant CDIs, by the surrender of this Warrant together with the duly executed notice of exercise form attached hereto as Exhibit A (the “Notice of Exercise”) at the principal office address of the Company. If this Warrant shall have been exercised in part, the Company shall, at the time of delivery of the Holding Statement or the book entry notice pursuant to Section 2(e), deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the then unpurchased Warrant CDIs, which new Warrant shall in all other respects be identical to this Warrant, or at the request of the Holder, appropriate notation may be made on this Warrant and the same returned to the Holder.

(b) Cash Exercise. Upon exercise of this Warrant, the Holder shall pay the Company an amount (“Exercise Payment”) equal to the product of the Exercise Price multiplied by the total number of Warrant CDIs purchased pursuant to such exercise of this Warrant, by wire transfer of immediately available funds or check payable to the order of the Company. In the manner set out in Paragraph (e) below, the Holder shall be deemed to have become the holder of record of, and shall be treated for all purposes as the record holder of, the Warrant CDIs represented by such exercise (and such Warrant CDIs shall be deemed to have been issued) immediately prior to the close of business on the date upon which the Exercise Payment is paid to the Company.

(c) Net Exercise. The Exercise Payment also may be paid at the Holder’s election by surrender of all or a portion of the Warrant for the Warrant CDIs to be exercised under this Warrant (“Net Exercise”). If the

Holder elects the Net Exercise method, the Company will issue Warrant CDIs in accordance with the following formula:

X = Y(A-B)
A

Where:

X =	the number of Warrant CDIs to be issued upon the Net Exercise of the Warrant

Y =	the number of Warrant CDIs to be surrendered

A =	the fair market value of one (1) CDI on the date of exercise of this
Warrant

B =	the Exercise Price

For purposes of the above calculation, fair market value of CDIs shall mean the following (“Fair Market Value”):

(i) if CDIs are then quoted on the Australian Securities Exchange (“ASX”), then the Fair Market Value per share of one (1) CDI shall be equal to the volume weighted average closing price of the Company’s CDIs on the ASX for the five (5) trading days ending immediately prior to the business day on which the Company receives the Holder’s written Notice of Exercise (regardless if received during the trading hours or after);

(ii) if CDIs are not then quoted on the ASX, then if the Company’s Common Stock is traded on another national securities exchange, the Fair Market Value of the CDIs shall be equal to the result obtained by dividing (A) the volume weighted average closing price of the Company’s Common Stock on such securities exchange for the five (5) trading days ending immediately prior to the business day on which the Company receives the Holder’s written Notice of Exercise (regardless if received during the trading hours or after), by (B) the number of CDIs (or fraction thereof) which equal an interest in exactly one share of Common Stock on such dates;

(iii) if CDIs are not then quoted on the ASX and the Common Stock is not then traded on another securities exchange, then if the Common Stock is traded over-the-counter, the Fair Market Value of the CDIs shall be equal to the result obtained by dividing (A) the volume weighted average closing price of the Company’s Common Stock quoted on the principal market on which or through which the Common Stock is traded over the five (5) consecutive trading days ending immediately prior to the business day on which the Company receives the Holder’s written Notice of Exercise (regardless if received during the trading hours or after), by (B) the number of CDIs (or fraction thereof) which equal an interest in exactly one share of Common Stock on such dates; or

(iv) if CDIs are not then quoted on the ASX and the Common Stock is not then listed on any securities exchange or traded in the over-the-counter market, the Fair Market Value of the CDIs shall be as determined by its Board of Directors in its reasonable good faith judgment (which determination shall take into consideration any available appraisals).

If any of the amounts used to calculate the Fair Market Value are expressed in Australian dollars and not the United States dollar, then each such amount shall be converted into United States dollars based on the closing exchange rate published by the Reserve Bank of Australia in their Official Bulletin at 4 pm for the applicable date. The amounts used to calculate the Fair Market Value shall be equitably adjusted for the occurrence of any of the events for which an adjustment would be made pursuant to Section 3 but which is not otherwise fully reflected in the Fair Market Value calculation.

(d) Election to receive Common Stock. The Holder may include in their Notice of Exercise, the election to receive the corresponding number of shares of Common Stock for the Warrant CDIs to be purchased.

(e) Exercise Process including Holding Statement. In the event of the valid exercise of this Warrant, the Company must, if the CDIs are quoted on the ASX, do the following:

(i) allot and issue to CHESS Depositary Nominees Pty Ltd (“CDN”) the number of shares of Common Stock underlying the CDIs the subject of the Notice of Exercise and procure CDN to allot and issue to the Holder the number of CDIs representing the Common Stock issued to CDN under this provision;

(ii) enter CDN into the Company’s register of members as the holder of the relevant number of shares of Common Stock and procure CDN to enter the Holder into the register of CDI holders as the holder of the relevant number of CDIs;

(iii) deliver to the Holder a holding statement showing the Holder as the holder of the relevant number of CDIs;

(iv) apply for, and use its reasonable efforts to obtain, official quotation of the relevant number of CDIs (and underlying shares of Common Stock) on ASX as soon as practicable; and

(v) deliver in accordance with Section 6 to the Holder a check payable to the Holder for any cash amounts payable as a result of any fractional shares.

If, at the time of exercise, CDIs are no longer quoted on ASX, then on exercise of the Warrant the Company must issue directly to the Holder the number of shares of Common Stock over which the Warrant is exercised and must procure that those shares be listed for trading on any securities exchange on which the Company’s Common Stock is tradeable and in accordance with Section 6 deliver to the Holder a check payable to Holder for any cash amounts payable as a result of any fractional shares.

3. Stock Fully Paid; Reservation of Shares. All of the Warrant CDIs or Common Stock issuable upon the exercise of this Warrant, upon issuance and receipt by the Company of the Exercise Price therefor (or upon Net Exercise thereof, as provided in Section 2(c)), shall be fully paid and nonassessable, and free from all preemptive rights, rights of first refusal or first offer, taxes, liens and charges with respect to the issuance thereof except as noted in Section 5. During the period within which the rights represented by this Warrant may be exercised, the Company shall at all times have authorized and reserved for issuance a sufficient number of shares of its Common Stock to provide for the exercise of this Warrant.

4. Adjustment of Exercise Price and Number of Shares. The number and kind of Warrant CDIs to be issued upon the exercise of this Warrant and the Exercise Price payable therefor shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

(a) Reclassification, Consolidation or Reorganization. Subject to Section 10, in case of any reclassification of the CDIs (other than as a result of a subdivision or combination), or in case of any consolidation or merger of the Company with or into another corporation or sale of all or substantially all of the Company’s assets (any of which is a “Reorganization Transaction”), the Company, or such successor corporation as the case may be, shall execute a new warrant, providing that the Holder shall have the right to exercise such new warrant, and procure upon such exercise and payment of the same aggregate Exercise Price, in lieu of the Warrant CDIs then issuable upon exercise of this Warrant, the kind and amount of shares of stock, other securities, money and property as would be received by the Holder for such Warrant CDIs as if such Warrant CDIs were outstanding immediately prior to the consummation of the Reorganization Transaction.

(b) Stock Splits, Dividends and Combinations. Subject to Section 10, in the event that the Company shall at any time subdivide the outstanding shares of Common Stock, or shall issue a stock dividend on its outstanding shares of Common Stock, the number of Warrant CDIs issuable upon exercise of this Warrant immediately prior to such subdivision or to the issuance of such stock dividend shall be proportionately increased and the Exercise Price shall be proportionately decreased, and in the event that the Company shall at any time combine the outstanding shares of Common Stock, the number of Warrant CDIs issuable upon exercise of this Warrant immediately prior to such combination shall be proportionately decreased and the Exercise Price shall be proportionately increased, effective at the close of business on the date of such subdivision, stock dividend or combination, as the case may be such that in each case, the result obtained by multiplying the Exercise Price by the number of Warrant CDIs shall be the same immediately prior to, and immediately after, such event.

(c) Notice of Corporate Action. If the Company (i) declares a dividend (other than a cash dividend payable out of earnings or earned surplus legally available for the payment of dividends under the laws of the jurisdiction of incorporation of the Company) or other distribution, or any right to subscribe for or purchase any evidences of its indebtedness, any shares of stock of any class or any other securities or property, or to receive any other right; (ii) authorizes and publicly approves, or enters into any agreement contemplating or solicits stockholder approval for any Reorganization Transaction; or (iii) publicly authorizes the voluntary dissolution, liquidation or winding up of the affairs of the Company, then the Company shall deliver to the Holder a notice describing the material terms and conditions of such transaction, at least ten (10) business days prior to the applicable record or effective date on which a person would need to hold Common Stock or CDIs in order to participate in or vote with respect to such transaction, and the Company will take all steps reasonably necessary in order to insure that the Holder is given the practical opportunity to exercise this Warrant prior to such time so as to participate in or vote with respect to such transaction. Each such written notice shall be sufficiently given if addressed to the Holder at the last address of the Holder appearing on the books of the Company and delivered in accordance with Section 11(d); provided, however, that the failure to deliver such notice or any defect therein shall not affect the validity of the corporate action required to be described in such notice.

(d) Subsequent Equity Sales. Notwithstanding any provision of this Warrant to the contrary, in the event that the Company issues any CDIs or Common Stock or any security that is exchangeable or convertible into CDIs or Common Stock (“Additional Securities”) after the date hereof at a price per CDI (or the equivalent for shares of Common Stock) that is less than the Exercise Price (or the equivalent for shares of Common Stock) in an equity financing, then the Exercise Price shall be reduced to the lowest price per CDI (or the equivalent for shares of Common Stock) at which any Additional Security was issued or sold or deemed to be issued or sold. The Company agrees that it will provide a notice to the Holder describing the material terms and conditions of any issuance of Additional Securities promptly after the issuance thereof. For the avoidance of doubt, the price per CDI (or the equivalent for shares of Common Stock) at which any Additional Securities are issued by the Company to the Holder after the date hereof, including, without limitation, upon conversion into CDIs or Common Stock of the Senior Secured Convertible Promissory Note, dated June 15, 2017, issued to the Holder by the Company, will have no effect on the Exercise Price.

5. Holder Representations and Warranties; Transfer and Assignment.

(a) The representations and warranties and rights and obligations of transfer and assignment of Holder that are set forth in Section 4 of the Purchase Agreement with respect to the shares of Common Stock or Warrant CDIs issuable to Holder are hereby made a part of this Warrant and incorporated herein by this reference

(b) Notwithstanding any other provision of this Warrant or the Purchase Agreement, the Holder may not sell or transfer any shares of Common Stock or CDIs issued to the Holder pursuant to this Warrant (“Restricted Securities”), or grant, issue or transfer interests in, or options over, any Restricted Securities, at any time within 12 months after the issue of those Restricted Securities (“Restricted Period”) except as permitted by section 708 or any other applicable section of the Corporations Act 2001 (Cth). Before commencement of the Restricted Period, to prevent any such restricted dealings in the Restricted Securities during the Restricted Period, the Holder agrees to (i) the application of a holding lock to the Restricted Securities by the Payor’s securities registry for the Restricted Period, and (ii) enter into any other documents reasonably necessary to prevent any such restricted dealings in the Restricted Securities during the Restricted Period.

(c) The Holder may not sell or transfer this Warrant, or grant, issue or transfer interests in, or options over, this Warrant at any time within 12 months after the Issue Date except as permitted by section 708 or any other applicable section of the Corporations Act 2001 (Cth).

6. Fractional Shares. No fractional shares of the Company’s capital stock will be issued in connection with any exercise of this Warrant, but in lieu of such fractional shares the Company shall make a cash payment therefor upon the basis of the Exercise Price then in effect.

7. Rights of Stockholders. The Holder shall not be entitled to vote or receive dividends or subscription rights or be deemed the holder of the CDIs, Common Stock or any other securities of the Company which may at any time be issuable on the exercise of this Warrant for any purpose, nor shall anything contained herein be construed to confer upon the Holder any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value, consolidation, merger, conveyance, or otherwise) with respect to the Warrant CDIs until this Warrant shall have been exercised and the Warrant CDIs purchasable upon the exercise of this Warrant shall have become deliverable, as provided in Section 2(a).

8. Term of Warrant. This Warrant shall become exercisable on the Issue Date and shall terminate and no longer be exercisable from and after 5:00 p.m., Eastern Time, on the date that is the fifth (5th) anniversary of the Issue Date.

9. Registry of Warrants. The Company shall maintain a registry showing the name and address of the registered holder of this Warrant. Holder’s initial address, for purposes of such registry, is set forth below Holder’s signature on this Warrant. Holder may change such address by giving written notice of such changed address to the Company.

10. ASX Listing Rules. Until such time as the Company is removed from the Official List of the ASX, the following additional provisions will apply to the Warrant notwithstanding any other provision of this Warrant:

(a) Voting Rights. The Warrant does not carry any voting rights at stockholder meetings of the Company unless and until the Warrant is converted.

(b) Participation Rights. There are no participating rights or entitlements inherent in the Warrant and the Holder is not by virtue of holding the Warrant entitled to participate in any new issue of capital that may be offered to stockholders (except upon exercise of the Warrant).

(c) Reorganisations. The rights of the Holder will be changed to the extent necessary to comply with the ASX Listing Rules applying to a reorganization (including a reconstruction, consolidation, subdivision or reduction or return of capital) of the Company’s capital at the time of the reorganization.

(d) Bonus Issues. If there is a bonus issue to the holders of CDIs, the number of CDIs representing shares of Common Stock over which the Warrant is exercisable will be increased by the number of CDIs which the Holder would have received if it had exercised the Warrant before the record date for the bonus issue.

(e) Pro Rata Issue. If the Company proceeds with a pro rata issue (except a bonus issue) of securities to stockholders after the date of issue of the Warrant, the Exercise Price of the Warrant will be reduced in accordance with the formula set out in ASX Listing Rule 6.22.2.

(f) Not Quoted. The Warrant will not be quoted on ASX or on any other securities exchange.

(g) Equal Ranking. The Common Stock and CDIs issued pursuant to an exercise of the Warrant will rank, from the date of issue, equally with the existing shares of Common Stock and CDIs of the Company in all respects.

(h) Changes. Other than as set out in this Warrant or the ASX Listing Rules, this Warrant does not confer the right to a change in the Exercise Price or a change in the underlying securities over which this Warrant can be exercised.

11. Miscellaneous.

(a) This Warrant shall be construed and enforced in accordance with and governed by the laws of the State of New York, without giving effect to principles of conflicts of laws.

(b) The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof.

(c) The terms of this Warrant shall be binding upon and shall inure to the benefit of any successors or assigns of the Company and of the Holder and of the Warrant CDIs issued or issuable upon the exercise hereof.

(d) Any notice provided for or permitted under this Warrant shall be treated as having been given (i) upon receipt, when delivered personally, (ii) one day after sending, when sent by commercial overnight courier with written verification of receipt, (iii) upon confirmed transmission when sent via facsimile on a business day prior to 5:00 pm local time or, if sent after 5:00 pm local time, the next business day after confirmed transmission, or (iv) three business days after deposit with the United States Postal Service, when mailed postage prepaid by certified or registered mail, return receipt requested, in each case, addressed to the address or facsimile number set forth on the signature pages hereof or as otherwise furnished in writing.

(e) This Warrant, the Note and the Purchase Agreement constitute the full and entire understanding and agreement between the parties with regard to the matters contained herein.

(f) Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction, upon delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, upon surrender and cancellation of such Warrant, the Company at the Holder’s expense will execute and deliver to the holder of record, in lieu thereof, a new Warrant of like date and tenor.

(g) This Warrant and any provision hereof may be amended, waived or terminated only by an instrument in writing signed by the Company and the Holder provided that, while the Company is admitted to the Official List of the ASX, any proposed amendment, waiver or termination must not contravene the ASX Listing Rules.

[continued and to be signed on following page]

IN WITNESS WHEREOF, each of the Company and the Holder has caused this Warrant to be signed by its duly authorized officer, all as of the day and year first above written.

COMPANY:	GI DYNAMICS, INC.
a Delaware corporation

By:
Name:
Title:

Notice Address:	PO Box 51915
Boston, MA 02205
U.S.A.
Attention: Chief Executive Officer

HOLDER:	CRYSTAL AMBER FUND LIMITED

By:
Name:
Title:

Notice Address:	Heritage Hall
PO Box 225
Le Marchant Street
St. Peter Port
Guernsey
GY1 4HY

With a copy (which shall not constitute notice) to:

Estera - GG - Crystal Amber Team
CrystalAmberTeam@estera.com

EXHIBIT A

NOTICE OF EXERCISE

TO:	GI DYNAMICS, INC.

________________________

________________________

1. Cash Exercise.    The undersigned hereby elects to purchase ____________ CHESS Depositary Interests (with each CHESS Depositary Interest representing 1/[50th] of a share of the Company’s common stock, par value $0.01 per share (the “Common Stock”)) (“CDIs”) of GI DYNAMICS, INC., a Delaware corporation (the “Company”), pursuant to the terms of Section 2(b) of the Warrant to Purchase CHESS Depositary Interests dated May ___, 2018 (the “Warrant”), and tenders herewith payment of the Exercise Price (as such term is defined in the Warrant) therefor.

2. Net Exercise. The undersigned hereby elects to effect a Net Exercise for _____________ CDIs pursuant to Section 2(c) of the Warrant.

Please issue a Holding Statement certifying said _________ CDIs have been issued in the name of the undersigned or in such other name as is specified below:

Name:	_________________________________

Address:	_________________________________

_________________________________

3. Common Stock Election. By initialing here, the undersigned hereby elects to receive the number of shares of Common Stock corresponding to the CDIs noted above in lieu of the CDIs otherwise issuable: ______________

The undersigned hereby represents and warrants that the aforesaid shares of Common Stock or CDIs, as the case may be, are being acquired for the account of the undersigned for investment and not with a view to, or for resale, in connection with the distribution thereof, and that the undersigned has no present intention of distributing or reselling such shares.

[HOLDER NAME]

By:

Name:

Title:

Date: